EXHIBIT 10



Description of Compensatory Arrangement
Between PPG Industries, Inc. and Robert D. Duncan

	In connection with his retirement from PPG Industries, Inc. ("PPG") effective
May 1, 1996, in addition to the benefits he is eligible to receive under plans available to other employees of PPG, Mr. Robert D. Duncan received a payment from PPG equal to 70% of his annual salary.